Exhibit 13(e)

EXECUTION

AMENDMENT

TO

SUB-ADMINISTRATION SERVICES AGREEMENT

This Amendment (“Amendment”) is made as of the 2nd day of December, 2016, by and between VIRTUS FUND SERVICES, LLC (formerly, VP Distributors, LLC) (“Virtus”) and BNY MELLON INVESTMENT SERVICING (US) INC. (“BNY Mellon”).

BACKGROUND:

A.	Virtus serves as the administrator to Virtus Total Return Fund.

B.	BNY Mellon and Virtus entered into a Sub-Administration Services Agreement dated as of December 12, 2011, as amended (the “Agreement”) relating to BNY Mellon’s provision of services to Virtus Total Return Fund.

C.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	The Second Amended and Restated Sub-Administration and Accounting Services Agreement between the parties dated November 1, 2005 is hereby terminated effective December 2, 2016.

2.	Exhibit C to the Agreement is hereby deleted and replaced in its entirety with Exhibit C as attached hereto.

3.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

EXECUTION

(d)	This Amendment shall be governed by the laws of the State of Connecticut, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

VIRTUS FUND SERVICES, LLC

By:	/s/ Amy Hackett
Name:	Amy Hackett
Title:	VP & asst. Treasurer

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ Armando Fernandez
Name:	Armando Fernandez
Title:	Vice President
Managing Director

EXECUTION

EXHIBIT C

Funds

Virtus Total Return Fund

The Virtus Global Dividend & Income Fund, Inc.

(f/k/a The Zweig Total Return Fund, Inc.)

The Zweig Fund, Inc.